SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 12, 2004

FNBH BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification no.)

101 East Grand River Howell, Michigan (Address of principal executive office)		48843 (Zip Code)

Registrant's telephone number, including area code: (517) 546-3150

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated August 12, 2004.

Item 12.	Results of Operations and Financial Condition.

On August 12, 2004, FNBH Bancorp, Inc. issued a press release announcing second quarter results. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 12, 2004	FNBH BANCORP, INC. (Registrant) By: /s/ Janice Trouba —————————————— Janice Trouba Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 12, 2004 with respect to first second results.

EXHIBIT 99.1

FNBH Bancorp, Inc.
PRESS RELEASE

The Board of Directors of FNBH Bancorp, Inc., parent company of First National Bank in Howell, declared a 19¢ per share dividend, an increase of 12% over the previous quarter, to be paid September 15, 2004 to shareholders of record September 1, 2004. This dividend will result in the Company paying out $604,000 to more than 900 shareholders.

FNBH Bancorp, Inc., parent company of First National Bank, a financial services company headquartered in Howell, Michigan, is a full service bank offering commercial and retail banking services, and investment management. First National Bank, with assets over $450 million, has served Livingston County for over 100 years and has nine offices located in the communities of Brighton, Fowlerville, Green Oak Township, Hartland, Howell and Lake Chemung. The company's stock is traded on the NASDAQ Bulletin Board (FNHM) and can be purchased by calling Howe Barnes at 800.800.4693.